Exhibit 10.4
EXECUTION VERSION

INSOMNIA COOKIES HOLDINGS, LLC
UNIT REDEMPTION AGREEMENT
This Unit Redemption Agreement (this “Agreement”) is made effective as of June 10, 2025, by and between Insomnia Cookies Holdings, LLC, a Delaware limited liability company (the “Company”), and Krispy Kreme Doughnut Corporation, a North Carolina corporation (“Seller”). Capitalized terms used but not defined herein have the meanings ascribed to them in the UPA (as defined below).
WHEREAS, Seller is a party to the Existing Operating Agreement and owns the number of Common Units identified on Exhibit A hereto, which constitute all Units owned or held by Seller as of the date hereof;
WHEREAS, concurrently with its execution and delivery of this Agreement, Seller is entering into that certain Unit Purchase Agreement (the “UPA”) with Mistral Sleepless Holdings 2, LLC, a Delaware limited liability company (“Mistral”), and Verlinvest Cookies Holdings, Inc., a Delaware corporation (“Verlinvest”), pursuant to which Seller will sell to Mistral and Verlinvest the amount of Common Units held by Seller set forth in the UPA (the “Purchased Units”);
WHEREAS, Seller wishes to sell, transfer, assign and convey to the Company, and the Company wishes to redeem and acquire from Seller, all of Seller’s right, title and interest in and to the Common Units set forth in Exhibit A as “Redemption Units” (the “Redemption Units”), which, together with the Purchased Units, represent all of the units of the Company (the “Units”) held by or on behalf of Seller as of the date hereof;
WHEREAS, the sale by Seller and the redemption by the Company of the Redemption Units as set forth herein are part of, and conditioned upon the consummation of, the transactions as set forth in the UPA;
WHEREAS, in connection with the redemption, one or more new investors (the “New Member”) will make a capital contribution to the Company in exchange for Units, $8,500,006.94 of which (the “Cash Contribution”) will be used by the Company, together with cash from other sources, to purchase the Redemption Units.
NOW, THEREFORE, IN CONSIDERATION OF the foregoing premises and the mutual covenants and promises herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1
REDEMPTION OF REDEMPTION UNITS
1.1Sale and Redemption of Redemption Units. Subject to the terms and conditions of this Agreement, and conditioned on the concurrent consummation and closing of the transactions contemplated in the UPA (the “UPA Closing”), Seller agrees to sell, transfer, assign and convey to the Company, and the Company agrees to redeem and acquire from Seller, all right, title and interest in and to all of the Redemption Units (including, in each case, solely to the extent relating to the Redemption Units, (a) Seller’s capital account in the Company (which shall be reduced to zero (0)), (b) Seller’s right to share in the profits and losses of Company (which shall be extinguished), (c) Seller’s right to receive distributions from the Company (which shall be extinguished), and (d) any and all voting and information rights (which shall be terminated)) for the purchase or redemption price (the “Redemption Price”) equal to the aggregate sum identified on Exhibit A hereto. After giving effect to the transactions contemplated by the UPA and this Agreement, Seller will no longer own any Units or other Equity Interests in the Company, will cease to be a Member (as defined in the Existing Operating Agreement), Unitholder (as defined in the Existing Operating Agreement) and a party to the Existing Operating Agreement and its rights and obligations as a Member and Unitholder thereunder will be terminated, provided, that Section 13.3(d) of the Existing Operating Agreement shall survive as if Seller owned an equity security in the Company with respect to any applicable reporting or compliance period, or a portion thereof, ending on or before the Closing Date.
1.2Intended Tax Treatment. The parties hereto acknowledge and agree that the redemption of the Redemption Units pursuant to Section 1.1, taken together with the Cash Contribution by the New Member to the Company shall be treated for U.S. federal and applicable state and local income Tax purposes as a taxable sale of a portion of the Redemption Units by the Seller to the New Member (such Redemption Units, the “Disguised Sale Units”) pursuant to Section 707(a)(2)(B) of the Code to the extent the payment of the Redemption Price is directly funded by the Cash Contribution (or a portion thereof) by the New Member as set forth in the Funds Flow (the “Intended Tax Treatment”). For all U.S. federal, and applicable state and local, income Tax purposes, the parties agree to prepare and file all Tax Returns in a manner consistent with the Intended Tax Treatment and not to take any conflicting position or report the redemption of the Disguised Sale Units as a distribution subject to Section 731 of the Code for such income Tax purposes, except as otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any corresponding or similar provision of non-U.S., state or local law), provided, that in no event shall any party hereto be required to litigate before any court to defend against any challenge from a Governmental Authority regarding the Intended Tax Treatment pursuant to this Section 1.2.
Section 2
CLOSING AND DELIVERY
2.1Closing. Subject to the UPA Closing, upon the terms and subject to the conditions set forth in this Agreement, the closing of the (a) redemption by the Company and the sale by Seller of the Redemption Units, and (b) Company’s payment of the Redemption Price to Seller ((a) and (b) together, the “Closing”), shall be effected on the date hereof and occur concurrently with the UPA Closing, remotely by the exchange of documents and signatures by electronic transmission, unless another place, time or date is agreed to in writing by the parties hereto. All deliveries to be made or other actions to be taken at the Closing shall be deemed to occur simultaneously, and no such delivery or action shall be deemed complete until all such deliveries and actions have been completed or the parties hereto have agreed to waive such delivery or action. If the Closing does not occur, any delivery made or other action taken at the Closing shall be deemed not to have occurred and be without force or effect.
2.2Closing Actions. In connection with the Closing:
(a)Seller shall deliver to the Company:
(i)at the Closing, a written copy of this Agreement, duly executed by Seller;

(ii)at the Closing, an assignment of membership interest evidencing the conveyance of the Redemption Units to the Company, duly executed by Seller; and
(iii)at or prior to the Closing, a valid and complete IRS Form W-9, duly executed by Seller.
(b)At the Closing, the Company shall pay to Seller the Redemption Price by wire transfer of immediately available funds to an account designated by Seller in writing prior to the Closing. Upon the Closing, the Redemption Units shall be canceled on the Company’s books and records and shall no longer be outstanding. No deduction or withholding shall be made with respect to any payment to Seller pursuant to this Agreement, provided that a valid and complete IRS Form W-9 for Seller is delivered to the Company as required under Section 2.2(a)(iii).
Section 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Seller as follows:
3.1Organization, Good Standing, Company Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite company power and authority to execute and deliver this Agreement and the other Transaction Documents to which it will be a party, to redeem the Redemption Units and to perform its obligations hereunder and thereunder.
3.2Authorization. All company action required to be taken by the Company and its board of directors (or equivalent governing body) in order to authorize the Company to enter into this Agreement and the other Transaction Documents to which the Company is a party and to redeem the Redemption Units at the Closing has been taken. All action on the part of the Company necessary for the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of all obligations of the Company under this Agreement and the other Transaction Documents to be performed as of the Closing, and the redemption of the Redemption Units has been taken. This Agreement and the other Transaction Documents to which the Company is a party, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or law) (the “Enforceability Exceptions”).
3.3Governmental Consents and Filings. Assuming the accuracy of the representations made by Seller in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party, or the consummation of the transactions contemplated hereby or thereby, other than such filings and registrations as are required to be made under applicable federal and state securities Laws.
3.4No Conflicts. The execution and delivery of this Agreement and each other Transaction Document intended to be executed by the Company, and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in a violation or breach of, or require the consent of, notice to any other Person under, any provision of the Organizational Documents of the Company, (b) require the consent of, notice to any Person under, conflict with, result in a violation or breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any Third Party any right of termination, cancellation, amendment or acceleration under, result in the loss or deferral of any right or the creation or acceleration of any obligation under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound or subject, or (c) violate or conflict with any Law applicable to the Company or any of its Subsidiaries, or any of their respective properties, assets or business, except, in the cases of clauses (b) and (c) above, as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Company’s ability to consummate the transactions contemplated by this Agreement.
3.5Brokers. None of the Company and its Affiliates are, and at the Closing will not be, committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with this Agreement.
Section 4
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to the Company as follows:
4.1Organization, Good Standing, Corporate Power and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina and has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it will be a party, to sell the Redemption Units and to perform its obligations hereunder and thereunder.
4.2Ownership. Seller holds of record and owns beneficially all of the Redemption Units and has good, valid and marketable title to such Redemption Units, free and clear of any Liens. Seller is not a party to any option, warrant, purchase right or other contract (other than this Agreement) that could require Seller to sell, transfer or otherwise dispose of any such Redemption Units. Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such Redemption Units. The Redemption Units, together with the Purchased Units, constitute all of the Equity Interests held by Seller in the Company or any of its Subsidiaries.
4.3Authorization. All corporate action required to be taken by the board of directors (or equivalent governing body) of Seller in order to authorize Seller to enter into this Agreement and the other Transaction Documents to which Seller is a party, and to sell, transfer, convey and assign the Redemption Units to the Company at the Closing, has been taken. All action on the part of Seller necessary for the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, the performance of all obligations of Seller under this Agreement and the other Transaction Documents to be performed as of the Closing, and the delivery of the Redemption Units has been taken. This Agreement and the other Transaction Documents to which Seller is a party, when executed and delivered by Seller, will constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms except as limited by the Enforceability Exceptions.
4.4No Conflicts. The execution and delivery of this Agreement and each other Transaction Document intended to be executed by Seller, and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, or result in a violation or breach of, or require the consent of or notice to any other Person under, any provision of Seller’s Organizational Documents or the Existing Operating Agreement (subject to any required waivers obtained with respect thereto from the applicable parties under the Existing Operating Agreement), (b) require the consent of or notice to any Person under, conflict with, result in a violation or breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any Third Party any right of termination, cancellation, amendment or acceleration under, result in the loss or deferral of any right or the creation or acceleration of any obligation under, any of the terms, conditions or provisions of any Contract to which Seller or, to Seller’s knowledge, the Company or any of its Subsidiaries, is a party, or by which any of them or any of their respective properties or assets may be bound or subject, or result in the creation of a Lien on any of the Redemption Units, or (c) violate or conflict with any Law applicable to Seller or the Redemption Units, except, in the cases of clauses (b) and (c) above, as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement.
4.5Governmental Consents and Filings. Assuming the accuracy of the representations made by the Company in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, or the consummation of the transactions contemplated hereby or thereby, other than such filings and registrations as are required to be made under applicable federal and state securities Laws.
4.6Litigation. There is no Proceeding pending or, to Seller’s knowledge, currently threatened in writing against or by Seller (a) materially and adversely affecting Seller’s ability to consummate the transactions contemplated by this Agreement; or (b) that challenges, seeks to, or would reasonably be expected to, prevent, enjoin or otherwise materially delay the consummation of the transactions contemplated by this Agreement.
4.7Brokers. Except for fees and expenses payable to BNP Paribas Securities Corp., all of which shall be paid by the Seller and none of which shall be the responsibility of the Company or its Affiliates, none of Seller and its Affiliates are, and at the Closing will not be, committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with this Agreement.
Section 5
WAIVER OF CERTAIN RIGHTS; CONSENT
5.1Waiver. Seller hereby irrevocably waives any and all of its tag-along rights and rights of pre-emption under the Existing Operating Agreement with respect to the issuances of any Units by the Company that will be consummated substantially concurrently with the redemption contemplated in this Agreement.
5.2Consent. To the extent that the consent of (or prior notice to) Seller is required in connection with any of the transactions referred to or contemplated by this Agreement or the UPA, including without limitation the amendment and restatement of the Existing Operating Agreement, or that will otherwise be consummated substantially concurrently herewith and therewith (in each case, whether pursuant to the Existing Operating Agreement or any other agreement between Seller and the Company, and whether in Seller’s capacity as a Member or otherwise), such consent is hereby granted (and such prior notice is hereby waived) by Seller in all such capacities, effective as of the date first written above.

Section 6
MISCELLANEOUS
6.1Modification. Except as expressly provided herein, no supplement, modification or amendment of this Agreement will be binding unless made in a written instrument which is signed by Seller and the Company and which specifically refers to this Agreement.
6.2Notices. All notices shall be in writing delivered as follows:
(a)if to Seller, Krispy Kreme Doughnut Corporation, Attn: [ ], 2116 Hawkins Street, Suite 101, Charlotte, NC 28203, Email: [ ];
(b)if to the Company, Insomnia Cookies Holdings, LLC, c/o Insomnia Cookies, Attn: [ ], 350 Seventh Avenue, Suite 1403, New York, New York 10001, Email: [ ]; or
(c)to such other address as may have been designated in a prior written notice.
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when transmitted via electronic mail, subject to the recipient’s telephonic or email confirmation of receipt of such electronic mail, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.
6.3Expenses. The Company and Seller shall each pay their own expenses in connection with the transactions contemplated by this Agreement, except as otherwise expressly provided in the UPA.
6.4Governing Law; Venue; Waiver of Jury Trial.
(a)This Agreement and all claims or causes of action (whether in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to Contracts made and performed in such State without giving regard to any conflict of laws provisions that would require or permit the application of the laws of any other jurisdiction.
(b)The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)Each of the parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 6.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
(d)EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.
6.5Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
6.6Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by either party hereto without the prior written consent of the other party. Any attempt by a party hereto without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
6.7Entire Agreement. This Agreement, the UPA and the agreements and documents referred to in this Agreement and the UPA or delivered hereunder or thereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations between the parties are merged into this Agreement and the UPA, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation hereto or thereto between the parties other than those incorporated herein and therein and to be delivered hereunder or thereunder.
6.8Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to either party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party hereto of any breach or default under this Agreement, or any waiver on the part of either party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

All remedies, either under this Agreement or by law or otherwise afforded to either party to this Agreement, shall be cumulative and not alternative.
6.9Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
6.10Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction as set forth in Section 6.4, and appropriate injunctive relief shall be granted in connection therewith (without proof of actual damages). Any party hereto seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity. The parties hereto further agree (a) not to assert that a remedy of injunctive relief, specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of money damages would provide an adequate remedy and (b) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
6.11General Release.
(a)Effective as of and conditioned upon the Closing, Seller, on behalf of itself and its Affiliates and Representatives, and its past, present or future successors and assigns, irrevocably and unconditionally releases, acquits and forever discharges the Company and its Subsidiaries and their respective past, present or future equityholders and its and their respective Affiliates, Representatives, successors and assigns (collectively, the “Company Covered Parties”), of and from any and all charges, complaints, claims, causes of action, promises, agreements, rights to payment, rights to any equitable remedy, rights to any equitable subordination, demands, debts, liabilities, express or implied Contracts, obligations of payment or performance, rights of offset or recoupment, accounts, losses or expenses (including attorneys’ and other professional fees and expenses), whether known or unknown, matured or unmatured, or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative (each a “Claim”), to the extent occurring prior to the Closing and arising out of or relating to (i) the management of the Company Covered Parties or their respective businesses or operations or (ii) Seller’s direct or indirect ownership interest in the Company; provided, however, that, notwithstanding the foregoing, nothing in this Section 6.11(a) shall be deemed a waiver or release of any Claim (x) under this Agreement, the UPA or the other Transaction Documents, as applicable, including, without limitation, Seller’s right to receive the Purchase Price and Redemption Price, (y) under any contract of insurance or other indemnification, exculpation or advancement of expense obligations covering or otherwise in favor of directors, officers, employees, general partners, managers or equityholders of the Company Covered Parties, including under the organizational documents of the Company Covered

Parties, or (z) under that certain Accession Agreement, dated as of March 16, 2020, by and among the Company, the Seller, Orbian Corp. and Orbian Financial Services XVI LLC (the “Orbian Agreement”). Notwithstanding anything to the contrary herein, each of Mistral and Verlinvest shall be an express third party beneficiary of this Section 6.11(a) with the right to enforce this Section 6.11(a) directly as if a direct party hereto.
(b)Effective as of and conditioned upon the Closing, the Company, on behalf of itself and its Affiliates and Representatives, and its past, present or future successors and assigns, irrevocably and unconditionally releases, acquits and forever discharges Seller and its Subsidiaries and their respective past, present or future equityholders and its and their respective Affiliates, Representatives, successors and assigns, of and from any and all Claims, to the extent occurring prior to the Closing and arising out of or relating to (i) the organization, management or operation of the Company, its Subsidiaries or their respective businesses or operations (including Seller’s involvement on the board of directors of the Company or any of its Subsidiaries) or (ii) Seller’s direct or indirect ownership interest in the Company; provided, however, that, notwithstanding the foregoing, nothing in this Section 6.11(b) shall be deemed a waiver or release of any Claim (x) under this Agreement, the UPA or the other Transaction Documents, as applicable, or (y) under the Orbian Agreement.
6.12Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party hereto actually executing such counterparts, and all of which together shall constitute one instrument.
6.13Execution and Delivery. A PDF or other electronic transmission of this Agreement may be executed by one or more parties hereto and delivered by such party by PDF or any similar electronic transmission pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Unit Redemption Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COMPANY:

INSOMNIA COOKIES HOLDINGS, LLC
By:    /s/ Seth Berkowitz
Name: Seth Berkowitz
Title: President and Chief Executive Officer
[Signature Page to Unit Redemption Agreement]

SELLER:

KRISPY KREME DOUGHNUT CORPORATION
By:    /s/ Josh Charlesworth
Name: Josh Charlesworth
Title: President and Chief Executive Officer

[Signature Page to Unit Redemption Agreement]